Exhibit 5.1

Flagstone Reinsurance Holdings S.A.
37 Val St André
L-1128
Luxembourg
Grand Duchy of Luxembourg

20 July 2010

Dear Sirs

FLAGSTONE REINSURANCE HOLDINGS, S.A., FORM S-3

1.	INTRODUCTION

We have been requested by you, Flagstone Reinsurance Holdings S.A., a company organised and existing in accordance with the laws of Luxembourg with registered office at 37 Val St André, L-1128 Luxembourg, Grand Duchy of Luxembourg (the “Company”) to provide a legal opinion (the “Opinion”) in connection with the draft Form S-3 Registration Statement (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933 of:

(a) such an indeterminate number of Shares as may be issued, from time to time at indeterminate prices by the Company and such indeterminate number of Shares as may, from time to time, be issued upon conversion or exchange of other securities;

(b) such indeterminate number of Preferred Shares as may be issued from time to time at indeterminate prices by the Company;

(c) such an indeterminate number of Debt Securities which may be senior or subordinated, as may be issued from time to time at indeterminate prices by the Company; and

(d) an aggregate of 71,547,891 Shares of the Company which may be sold from time to time by the Selling Shareholders.

It is proposed that this Opinion is to be annexed to the Registration Statement as an exhibit, which Registration Statement is proposed to be filed with the SEC on [20] July 2010.

2.	DEFINITIONS

2.1	For the purposes of this Opinion, capitalised terms shall have the following meanings unless specified otherwise:

2.1.1	“Articles” means the Articles of Incorporation of the Company in their form as of 17 May 2010;

2.1.2	“Company Law” means the Luxembourg Law of 10 August 1915 on commercial companies as amended;

2.1.3
“Debt Securities” means any debt security of any nature or type issued and sold by the Company in the future, which debt security will be authorised by and provided for in the Articles of the Company,  and which are described more fully in the Prospectus;

2.1.4	“Fully Paid Up” means that all of the monies due to the Company for issuing the applicable shares, has been paid in full;

2.1.5
“Issued” means that the required authorisation and delivery of the Shares in the Company to the general public who have subscribed for shares in the Company and which subscriptions have been accepted by the Company has taken place;

2.1.6	“Luxembourg Law” means the laws of the Grand Duchy of Luxembourg, as such laws exist at the date of this Opinion.

2.1.7	“Non-Assessable Share” means a Share in the Company on which Share the Company is not entitled to make requests for additional funds from the shareholder for further investment;

2.1.8	“NYSE” means the New York Stock Exchange;

2.1.9	“Person” means any individual or legal entity;

2.1.10
“Preferred Shares” and/or “Preference Shares” means a Share in the share capital of the Company subject to certain specific preferential rights as will be described in the Articles of the Company as amended appropriately to create and allow for the issue of such Preferred Shares, should the Company wish to issue Preferred Shares, as described in the Prospectus;

2.1.11	“Prospectus” means the prospectus as contained in, and forming part of the Registration Statement, but excluding any exhibits to the Registration Statement;

2.1.12	“SEC” means the United States Securities and Exchange Commission; and

2.1.13
“Share” means a share in the share capital of the Company subject to the rights and obligations as set out in the Articles and as described more fully in the Prospectus, but which reference shall exclude a Preferred Share;

2.1.14	“Selling Shareholders” means the shareholders of the Company who hold Selling Shareholder Shares;

2.1.15
“Selling Shareholder Shares” means the shares acquired by the Selling Shareholders pursuant to: (a) a private placement of 55,239,491 shares on 20 December 2005; (b) a private placement of 14,798,400 shares on 1 February 2006; and (c) a private placement of 1,510,000 shares on 23 February 2006;

2.1.16	“Share Register” means the register of shares that the Company is obliged to maintain pursuant to the provisions of Article 39 of the Company Law.

3.	OPINION

3.1
Based on the documents reviewed and the assumptions set out below, and in reliance thereon, and subject to any qualifications, assumptions and exceptions set out more fully in this Opinion, we are of the opinion that:

3.1.1
When duly issued, paid for, and registered in the Share Register of the Company as issued Shares in the Company pursuant to Luxembourg Law and the Articles (as amended appropriately, if necessary, to allow for the issue of the applicable number of Shares), any Shares issued as provided for in the Prospectus will be validly Issued, Fully Paid Up and Non-Assessable Shares in the Company;

3.1.2
When duly issued, paid for, and registered in the Share Register of the Company as issued Preferred Shares in the Company pursuant to Luxembourg Law and the Articles (as amended appropriately to allow for the issue of Preferred Shares), any Preferred Shares issued and provided for in the Prospectus will be validly Issued, Fully Paid Up and Non-Assessable Shares in the Company;

3.1.3
The Debt Securities when authorised,  issued and sold by the Company pursuant to the terms of the Articles, the Luxembourg Law and issued as provided for in the Prospectus, will be validly issued Debt Securities in the Company;

3.1.4
The Selling Shareholders Shares, when sold by the Selling Shareholders and transferred in accordance with the Articles, Luxembourg Law, and as provided for in the Prospectus, will be validly Issued, Fully Paid Up and Non-Assessable Shares in the Company;

3.1.5
The Statements in the Prospectus under the caption “Description of Share Capital” insofar as they purport to describe the provisions of the Luxembourg Law referred to therein, are accurate and correct.

4.	DOCUMENTS

4.1	In the preparation of this Opinion, we have reviewed the following documents:

4.2.1	The draft Form S-3 Registration Statement provided to us by e-mail on Friday 18 June 2010, including the Prospectus, but excluding any exhibits, with reference Draft-6/16/10;

4.2.2	The Articles of the Company.

4.2
For the purposes of this Opinion, we have not reviewed any exhibits to the Registration Statement, nor have we reviewed any other documents and/or agreements other than those listed above, even if such documents are referred to in, or mentioned in the Registration Statement. We therefore do not give any opinion on or any views on the validity, effectiveness or legality of such other documents and/or agreements.

5.	ASSUMPTIONS

5.1	The confirmations and opinions contained in paragraph 3 are made on the following assumptions:

5.1.1	That all factual matters and statements relied upon or assumed herein are true and complete;

5.1.2
That no procedure has been introduced and/or injunction notified to the Company, which would restrain or affect the performance of any Person, including the Company itself under the Prospectus and/or Registration Statement;

5.1.3	That all factual representations made in the Prospectus and/or Registration Statement are accurate, true and complete as of the date of issue of any Shares, Preferred Shares and/or Debt Securities;

5.1.4
That, as at the date of issue of any Shares, Preferred Shares and/or Debt Securities, the Prospectus and/or Registration Statement has been validly concluded and authorised by all necessary corporate actions of the Company, shareholders of the Company and any other applicable Persons as is required by the Articles, Luxembourg Law, any rules of the SEC, the NYSE and/or the Bermuda Stock Exchange;

5.1.5	That the final Registration Statement and Prospectus filed with the SEC will be identical to the draft documents reviewed by us and referred to in clause 4 above;

5.1.6	That there are no provisions of any law or regulations of any jurisdiction which would have an implication in relation to the opinions expressed herein;

5.1.7	That the Company, as at the date of issue of any Shares, Preferred Shares and/or Debt Securities, validly exists under the laws of Luxembourg;

5.1.8
That the Articles will, at the time of issue of any Shares, Preference Shares or Debt Securities pursuant to the Prospectus be amended appropriately to provide for the creation of, and to provide for the issue of the applicable Shares, Preference Shares and Debt Securities and that all proper authorisations will be given at that time by the shareholders and any other appropriate corporate bodies;

5.1.9	That if any Debt Instrument is issued in registered form, the relevant Debt Instrument will be duly registered in the applicable register;

5.1.10
That the Articles will, if amended to provide for the issue of Shares and/or Preferred Shares, be amended to allow for the issue of only Fully Paid Up and Non-Assessable Shares and/or Preferred Shares in the Company;

5.1.11
That the Articles will not, at the time of transfer of any of the Selling Shareholders Shares pursuant to the Prospectus, provide for or contain any restrictions preventing the transfer of the Selling Shareholders Shares pursuant to the Prospectus;

5.1.12
That at the time of issue of any Shares under the authorised share capital pursuant to the Prospectus, the Company will (a) have sufficient Shares available in its authorised share capital, (b) the Articles of the Company will allow for the issue of such Shares, (c) the issue of such Shares will be duly authorised by the shareholders of the Company and any other Persons as required pursuant to Luxembourg Law, (d) the Company will have all necessary authorities to issue such Shares and (e) the Person acquiring the Shares will pay the full subscription price for such Shares;

5.1.13
That at the time of issue of any Preferred Shares under the authorised share capital pursuant to the Prospectus, (a) the Articles of the Company will provide for the issue of such Preference Shares, (b) the issue of any such Preference Shares will have been duly authorised by the shareholders of the Company and any other Persons as required pursuant to Luxembourg Law, (c) the Company will have all of the necessary authorities to issue such Preferred Shares, and (d) the Person acquiring the Preferred Shares will pay the full subscription price for such Preferred Shares;

5.1.14
That at the time of issue of any Debt Securities pursuant to the Prospectus, the Company will be duly authorised pursuant to its Articles to issue such Debt Securities and the Company will have all of the necessary authorities and will have obtained the authorisation of any applicable Persons pursuant to its Articles and the Luxembourg Law for the issuance of such Debt Securities;

5.1.15
That any transfers of any Selling Shareholder Shares will be executed in accordance with the provisions of the Articles, the Luxembourg Law, the rules and regulations of the SEC, the NYSE, the Bermuda Stock Exchange and the provisions of the Prospectus;

5.1.16
That the Selling Shareholder Shares are validly issued, fully paid up and non-assessable Shares in the Company as at the date of this Opinion and remain as such at the date of the transfer of any such Selling Shareholder Shares;

5.1.17
That all the necessary corporate actions, (including any required reports, if any) for the issue of Shares, Preferred Shares and/or the conclusion of any Debt Securities will be duly given and passed at the appropriate time;

5.1.18
That all requirements and conditions under Luxembourg Law and any of the requirements of the SEC or other requirements relating to the Company’s listing on the NYSE have been duly complied with and the Company is listed on the NYSE at the date of issue of any shares, Preferred Shares and/or Debt Securities;

5.1.19
That all requirements and conditions relating to the Company’s listing on the Bermuda Stock Exchange have been duly complied with and the Company is listed on the Bermuda Stock Exchange at the date of issue of any shares, Preferred Shares and/or Debt Securities;

5.1.20
That the issue of any Shares, Preferred Shares and/or Debt Securities and the transfer of Selling Shareholder Shares to third parties pursuant to the terms as contained in the Prospectus  is not contrary to any rule or regulation of the NYSE or Bermuda Stock Exchange and all actions required by the Company to comply with any processes required by either stock exchange will be complied with at the time of issue;

5.1.21
The Company will file all notices, reports, documents or other information required to be filed by it pursuant to Luxembourg Law and as required by the SEC, the NYSE and the Bermuda Stock Exchange and the Company will obtain all authorisations, approvals, orders, consents, licences, certificates, permits, registrations or qualifications required to be obtained under, and will otherwise comply with all of the requirements of Luxembourg Law, the SEC, the NYSE and the Bermuda Stock Exchange in connection with the proposals set forth in the Prospectus;

5.1.22
No bankruptcy, reorganisation, liquidation or similar proceedings will be or are currently initiated or pending as against the Company as at the date of any issue of Shares, Preferred Shares and/or Debt Securities pursuant to the Prospectus;

6.	GENERAL

6.1
We undertake no responsibility to notify the addressee of this Opinion of any change in the Luxembourg Law or its construction, interpretation or application after the date of this Opinion, or of any change of circumstances occurring after the date of this Opinion affecting the Company which may have a bearing on this Opinion.

6.2
This Opinion relates only to the Luxembourg Law as same is in force and is construed as at the date of this Opinion by published court precedents.  This Opinion is given on the basis that it will be governed by and construed in accordance with Luxembourg Law and on the basis that the Luxembourg Courts shall have the exclusive jurisdiction in regards to any disputes hereon. For the purposes of this opinion, Luxembourg legal concepts are translated into English terms and are not used in their original French form as used in Luxembourg Law.  The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions and therefore this opinion may only be relied upon under the express condition that any proceedings brought arising here from be conducted in French.

6.3
We neither express nor imply any view, opinion or confirmation on and/or in respect of the laws of any jurisdiction other than Luxembourg, and have made no investigation of any other law (including the laws of United States of America and/or the State of New York and/or the laws of Bermuda) which may be relevant to any of the opinions herein contained, nor do we give any view, opinion or confirmation on and/or in respect of any of the rules of the NYSE, the SEC and/or the Bermuda Stock Exchange. No opinion is given on tax, anti-trust, competition or any other matters not expressly covered in this opinion. No investigation as to the accuracy of facts provided has been made. No opinion is given on the contents or factual accuracy of any statements made in any exhibit to the Registration Statement and no opinion is given on the validity and/or effectiveness of the Warrant (as such term is described in the Registration Statement) and/or the Shareholders Agreement, (as such term is described in the Registration Statement), nor on the impact of these agreements on the views expressed in this Opinion. We give only the opinions set forth in paragraph 3 of this Opinion, which opinions are given at all times subject to the assumptions and qualifications as set out in this Opinion.

6.4
This Opinion is for the sole benefit of the addressee hereof, in relation with the subject matter referred to in the above paragraphs, and may not be relied upon by any other person without the prior written consent of M Partners.

6.5
We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

M Partners

20 July 2010